UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 2, 2009

GENERAL MOTORS COMPANY

(Exact Name of Company as Specified in its Charter)

333-160471	DELAWARE	27-0383222
(Commission File Number)	(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

300 Renaissance Center, Detroit, Michigan	48265-3000
(Address of Principal Executive Offices)	(Zip Code)

(313) 556-5000

(Company’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

Withdrawal of Escrowed Funds

As previously disclosed by General Motors Company (GM) in a Form 8-K filed on July 16, 2009, on July 10, 2009, GM entered into a credit agreement with the United States Department of the Treasury (UST Credit Agreement). Also on July 10, 2009, General Motors of Canada Limited (GMCL), a wholly-owned subsidiary of GM, entered into the amended and restated Canadian Loan Agreement with Export Development Canada (EDC), a corporation wholly-owned by the Government of Canada.

Proceeds of the UST Credit Agreement of $16.4 billion were deposited in escrow and will be distributed to GM at its request if the following conditions are met: (1) the representations and warranties GM made in the loan documents are true and correct in all material respects on the date of the request; (2) GM is not in default on the date of the request taking into consideration the amount of the withdrawal request; and (3) the United States Department of the Treasury (UST), in its sole discretion, approves the amount and intended use of the requested disbursement.

On July 7, 2009, CAD $1.0 billion was deposited into an escrow account pursuant to an agreement between GM, EDC and an escrow agent. In accordance with the terms of such agreement, the CAD $1.0 billion was released to GM on September 2, 2009.

On July 10, 2009, GM subscribed for additional common shares in GMCL and paid the subscription price in cash. As required under the Canadian Loan Agreement, CAD $3.0 billion of the subscription price was deposited into an escrow account to fund certain of GMCL’s pension plans pending the completion of certain preconditions. The preconditions were met, and on September 2, 2009, the release of CAD $3.0 billion from the escrow account was approved by the Ontario and Federal governments.

On September 2, 2009 GMCL also contributed CAD $1.0 billion to its pension plans from its unrestricted cash.

In October 2009, the UST granted a request for the release of funds from the escrowed proceeds of the UST Credit Agreement. Approximately $1.7 billion was utilized to acquire a membership interest in the new Delphi entity and approximately $1.1 billion was expended in the acquisition of Delphi’s global steering business, certain domestic facilities and other related payments as previously disclosed in a Form 8-K filed on July 30, 2009.

Participation in GM Daewoo Equity Rights Offering

On October 27, 2009, GM completed its participation in an equity rights offering in GM Daewoo Auto & Technology Co. (GM Daewoo), a majority-owned and consolidated subsidiary, for KRW 491 billion (approximately $417 million). As a result of the participation in the equity rights offering, GM’s ownership interest in GM Daewoo increased from 50.9% to 70.1%. Funds from GM’s unrestricted cash were utilized for this acquisition. GM Daewoo plans to use the proceeds for general corporate purposes, including funding the repayment of maturing debt.

GM has not finalized the accounting treatment for the participation in GM Daewoo’s equity rights offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY (Company)

Date: November 2, 2009	By:	/S/ NICK S. CYPRUS
Nick S. Cyprus
Vice President, Controller and Chief Accounting Officer